S.E. ASIA TRADING COMPANY, INC.
1545 E. Interstate 30
Rockwall, Texas 75087

September 13, 2006

Mr. Charles Smith
1545 E. Interstate 30
Rockwall, TX 75087

Re: S. E. Asia Trading Company, Inc.’s Line of Credit and Building Lease

Dear. Mr. Smith:

This letter agreement (this “Letter Agreement”) shall confirm our understanding with respect to certain matters in connection with S.E. Asia Trading Company, Inc.’s (the “Company”) Revolving Credit Arrangement with Lynn Management, LLC (“Lynn”) dated January 28, 2004 (“Revolving Credit”) and Building Lease with Dynacap Holdings Limited LLC (“Dynacap”) dated November 10, 2004 (“Building Lease”). As a material condition to the Company’s performance under the Share Exchange Agreement by and among the shareholders of Lotus Pharmaceutical International, Inc., a Nevada corporation on the one hand, and the Company, Thomas Miller, Gary V. Pilant, and Verle Pilant on the other hand, dated September 6, 2006 (the “Share Exchange”), you, as President of Lynn and Dynacap, have agreed to the following:

1.
Immediately prior to the date of the close of the Share Exchange (“Closing Date”), the Revolving Credit and Building Lease shall terminate and accordingly, all of the Company’s indebtedness or other obligations to Lynn and Dynacap thereunder shall be fully paid and discharged in consideration for transfer of any and all inventory and fixed assets held by S.E. Asia Trading Company, Inc. immediately prior to the Share Exchange (the “Inventory”), as well as a cash payment of $9,000 to Dynacap. Additionally, any and all other obligations of the Company, its officers, directors, employees, and representatives to Lynn and Dynacap shall be released and discharged in consideration for transfer of such Inventory to Lynn and Dynacap immediately prior to the Share Exchange. Transfer of the Inventory shall be effected by delivery of a Bill of Sale substantially in the form set forth in Exhibit A below to Lynn via facsimile to the following facsimile number: (425) 930-0992.

2.
The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained to the extent not in violation with the terms of the Share Exchange.

3.	This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

Please acknowledge your agreement with the matters set forth herein by signing this Letter Agreement in the space provided below.

Regards,
S.E. Asia Trading Company, Inc.

By: /s/ Thomas G. Miller
Name: Thomas G. Miller
Title: President

ACCEPTED AND AGREED:

Dynacap Holdings Limited LLC	Lynn Management, LLC

By: /s/ Charles Smith	By: /s/ Charles Smith
Name: Charles Smith	Name: Charles Smith
Title: Managing Member	Title: Managing Member

EXHIBIT A

BILL OF SALE

This Bill of Sale is delivered pursuant to the terms of that certain Letter Agreement effective as of September  __, 2006 (the “Agreement”), by and among Lynn Management, LLC (“Lynn”), Dynacap Holdings Limited LLC (“Dynacap”), and S.E. Asia Trading Company, Inc. (“Seller”) and upon the terms and subject to the conditions set forth in the Agreement and this Bill of Sale. As of this date, Seller hereby conveys, sells, transfers, assigns, and delivers to Lynn and Dynacap, and Lynn and Dynacap shall purchase from Seller, all right, title, and interest of Seller as of Closing in and to all the Seller’s Inventory immediately prior to the date of the Share Exchange (as defined in the Agreement).

This Bill of Sale may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

TO HAVE AND TO HOLD the above described property unto Lynn and Dynacap, its successors and assigns, forever.

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed on and as of the day and year first above written.

SELLER:

S.E. ASIA TRADING COMPANY, INC.

Date: September 26, 2006	By:	/s/ Thomas G. Miller
Thomas G. Miller, President